Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS, INC ANNOUNCES PARTICIPATION AT UPCOMING JOHNSON RICE CONSUMER CONFERENCE

COMPANY UPDATES THIRD QUARTER GUIDANCE

Columbus, Ohio – October 25, 2007 – Big Lots, Inc. (NYSE: BIG) announced today that it is participating in the Johnson Rice Consumer Conference being held at the Ritz Carlton Hotel in New Orleans, Louisiana.  Joe R. Cooper, Senior Vice President and Chief Financial Officer is scheduled to give a presentation on Tuesday, October 30, 2007, which will be broadcast live beginning at approximately 12:00 p.m. Eastern Time.  This live audio webcast will be available through www.biglots.com in the Investor Relations section of the website.  If you are unable to join the live webcast, an archive of the presentation will be available through www.biglots.com and will remain available through midnight on Tuesday, November 6, 2007.

In anticipation of its presentation at the Johnson Rice Consumer Conference, the Company also today updated its sales and earnings expectations for the third fiscal quarter ending November 3, 2007.  Based on sales trends quarter to date and the forecast for the remaining 10 days of the quarter, the Company now expects that comparable store sales will be slightly negative.  The Company’s original expectations called for an increase in comparable store sales in the range of 1% to 3%.  The expected slight decline in comparable store sales is against a 5.8% comp increase last year which was the strongest quarterly performance of the year in fiscal 2006.  While sales are expected to be below expectations, the Company has continued to experience significant operating profit improvement due to diligent inventory management and expense efficiencies in the business.  Accordingly, the Company expects earnings to be near the high end of its previously communicated guidance of $0.09 to $0.13 per diluted share.  This level of earnings per diluted share would represent the best third quarter performance in the Company’s history.

From a merchandising perspective, the best performing categories during the third quarter have been furniture, consumables, and hardlines.  In contrast, sales comps of toys, home, and fall seasonal merchandise are below plan and below last year.  On a regional basis, sales results have been strongest in the Central region while comps in the Western and Southeastern regions have trailed the company average.

Big Lots is the nation’s largest broadline closeout retailer.  The Company currently operates 1,367 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTSWHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com